UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________________________
FORM 8-K/A
Amendment No. 1
 ___________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
 November 2, 2011 (November 1, 2011)
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HUGHES Telematics, Inc.
(Exact Name of Registrant as Specified in Charter)
 ___________________________

Delaware	001-33860	26-0443717
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2002 Summit Boulevard Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (404) 573-5800

Not Applicable
(Former name or former address, if changed since last report.)

 ___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
On November 2, 2011, HUGHES Telematics, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) to report that the Company had signed a telematics services agreement (the “Agreement”) with Volkswagen Group of America, Inc. (“VWGoA”) to deliver certain Volkswagen brand vehicles connected vehicle services beginning in 2013. This Current Report on Form 8-K/A (the “Amendment”) amends and supplements the disclosure provided in the Initial Form 8-K to disclose the material terms of the Agreement in Item 1.01 of this Amendment. Except as otherwise provided herein, the other disclosures made in the Initial Form 8-K remain unchanged.

Item 1.01 Entry into a Material Definitive Agreements.
On November 1, 2011, the Company executed the Agreement with VWGoA. Under the Agreement, the Company will provide telematics services on an exclusive basis to specified Volkswagen brand vehicles sold or leased in the United States market commencing in 2013.
The telematics services to be provided include a variety of services including, among other things, safety and security services, enhanced navigation services and remote vehicle diagnostics. The Company will be required to provide services to subscribers in accordance with specified standards and service levels. The Agreement also allocates between the Company and VWGoA certain costs and expenses related to the provision of telematics services to subscribers.
Specified Volkswagen Vehicles
Under the Agreement, the Company will provide telematics services to certain Volkswagen brand vehicles built during model years 2013 through 2016. VWGoA also has the option to include model year 2017 vehicles under the Agreement.
Termination
The Agreement is scheduled to expire in 2019 (subject to a one-year option for VWGoA to include model year 2017 vehicles). If the agreement expires in 2019, the Company will retain the exclusive right to continue to provide telematics services to then current subscribers. Under the Agreement, VWGoA may terminate the Agreement upon the breach of any of the Company's material obligations, including the failure to maintain certain minimum service level standards, subject to customary cure rights. The service level standards under the Agreement relate primarily to the performance of the Company's call center facilities. As these service level standards are in line with service levels currently maintained by the Company's call center partners, the Company believes that it will meet or exceed such requirements.
Subscriptions
Under the Agreement, together with VWGoA, the Company is responsible for entering into subscription agreements with, and the billing of, subscribers. The Company is required to institute reasonable or specified protocols with regard to the telematics services it provides subscribers. The Agreement additionally allocates the responsibilities for setting pricing for subscriptions fees and provides for the allocation of revenue from subscription fees and other payments between the parties in a manner the Company believes is consistent with industry standards.
Vehicle and Subscriber Data
Under the Agreement, the obligation to provide, and the rights to receive and use, vehicle and subscriber data are allocated between the parties. The Agreement also provides for subscriber consent for the transmission of vehicle and subscriber data between the parties and from the parties to third parties.
Intellectual Property, Trademarks, Indemnification Rights, Required Insurance and Audit Rights
Under the Agreement, the ownership of intellectual property developed during the term of the Agreement is allocated between the respective parties and each party agrees to respect the trademarks of the other party. The Agreement also imposes specific indemnification obligations between the parties, requires the Company to maintain certain insurance policies and provides certain audit rights.

Item 7.01 Regulation FD Disclosure
On November 1, 2011, the Company issued a press release announcing that it signed an agreement with VWGoA to deliver certain Volkswagen brand vehicles connected vehicle services beginning in 2013. A copy of the press release is included as Exhibit 99.1 and incorporated by reference in response to this Item 7.01 and is deemed to be furnished and not filed pursuant to this Item 7.01 of Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press release announcing that the Company signed an agreement with VWGoA.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2011	HUGHES TELEMATICS, INC.

	By:	/s/ CRAIG KAUFMANN
	Name:	Craig Kaufmann
	Title:	Senior Vice President Finance and Treasurer

Exhibits Index

Exhibit Number	Description
99.1	Press release announcing that the Company signed an agreement with VWGoA.